EXHIBIT II
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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER. THE TRANSFER OF SUCH SECURITIES IS SUBJECT TO THE RESTRICTIONS SET FORTH IN PARAGRAPH 11 OF THAT CERTAIN AMENDED AND RESTATED NOTE AND STOCK PURCHASE AGREEMENT DATED DECEMBER 17, 2004, BETWEEN ELEPHANT & CASTLE GROUP INC. AND GE INVESTMENT PRIVATE PLACEMENT PARTNERS II, A LIMITED PARTNERSHIP, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF ELEPHANT AND CASTLE GROUP INC., AND SUCH SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID PARAGRAPH 11 OF SAID AMENDED AND RESTATED NOTE AND STOCK PURCHASE AGREEMENT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 18, 2005.


                          ELEPHANT & CASTLE GROUP INC.

                                     WARRANT

December 17, 2004

Elephant & Castle Group, Inc., a corporation organized under the laws of the Province of British Columbia (the "Company"), hereby agrees that, for value received, General Electric Investment Private Placement Partners II, a Limited Partnership ("GEIPPP II") or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and prior to the expiration of ten (10) years from the date hereof, 1,750,000 shares of the common stock of the Company (the "Common Stock"), at an exercise price of CDN$0.667 which exercise price is subject to adjustment as provided herein. Terms not otherwise defined herein shall have the meaning ascribed in that certain Amended and Restated Note and Stock Purchase Agreement by and between GEIPPP II and the Company dated as of December 17, 2004.

1. EXERCISE OF WARRANT. The purchase rights granted by this Warrant shall be exercised by surrendering this Warrant with the form of exercise attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by cashier's check payable to the order of the Company of the purchase price payable in respect of the Common Stock being purchased. If less than all of the Common Stock purchasable hereunder is purchased, the Company will, upon such exercise, execute and deliver to the holder hereof a new Warrant (dated the date hereof) evidencing the number of shares of Common Stock not so purchased. As soon as practical after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the bolder hereof, or as such holder may direct, a certificate or certificates representing the shares purchased upon such exercise.

2. ANTIDILUTION ADJUSTMENTS. If the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of this Warrant, immediately preceding such event, shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Stock.

       No fractional shares of Common Stock are to be issued upon the exercise of the Warrant.

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       In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the holder had held the number of shares of Common Stock which were then purchasable upon the exercise of the Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

       When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price, and:

       (a) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price; and

       (b) cause a copy of such statement to be mailed to the holder of the Warrant as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

3. TRANSFERABILITY. Prior to making any transfer of the Warrant or of any Common Stock purchased upon exercise of the Warrant, the holder will give written notice to the Company describing briefly the manner of any such proposed transfer. The holder will not make any such transfer until (i) the Company has notified it that, in the opinion of its counsel, registration under the Securities Act of 1933, as amended (the "Act") is not required with respect to such transfer, or (ii) a registration statement covering the proposed distribution has been filed by the Company and has become effective. The holder will then make any disposition only pursuant to the conditions of such opinion or registration. The Company agrees that, upon receipt of written notice from the holder hereof with respect to such proposed distribution, it will use its best efforts, in consultation with the holder's counsel, to ascertain as promptly as possible whether or not registration is required, and will advise the holder promptly with respect thereto, and the holder will cooperate in providing the Company with information necessary to make such determination.

4.     REGISTRATION RIGHTS.

       (a) "Piggyback" Registration Rights. If, at any time after the date hereof and prior to the expiration of one (1) year from the date hereof, the Company shall propose to file any registration statement under the Act covering a public offering of the Company's Common Stock and permitting the inclusion of shares of selling shareholders, it will notify the holder hereof at least thirty (30) days prior to each such filing and will include in the registration statement (to the extent permitted by applicable regulation) the Common Stock purchased by the holder or purchasable by the holder upon the exercise of the Warrant to the extent requested by the holder hereof. Notwithstanding the foregoing, the number of shares of the holders of the Warrants proposed to be registered shall thereby be reduced pro rata with any other selling shareholder (other than the Company) upon the request of the managing underwriter of such offering subject to the prior rights of any other selling shareholders that give it first priority in any such registration. If the registration statement or offering statement filed pursuant to such forty-five
              (45) day notice has not become effective within six months following the date such notice is given to the holder hereof, the Company must again notify such holder in the manner provided above.
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

       (b)    Other.

              (i)    All expenses of any such registrations referred to in this
                     Section 4, except the fees of counsel to such holders and underwriting commissions or discounts, shall be borne by the Company.

              (ii) The Company will mail to the holder hereof, at the last known post office address, written notice of any exercise of the rights granted under this Section 4, by certified or registered mail, return receipt requested, and each holder shall have thirty (30) days from the date of deposit of such notice in the U.S. Mail to notify the Company in writing whether such holder wishes to join in such exercise.

              (iii) The Company will furnish the holder hereof with a reasonable number of copies of any prospectus included in such filings and will amend or supplement the same as required during the period of required use thereof. The Company will maintain the effectiveness of any shelf registration statement or the offering statement filed by the Company, whether or not at the request of the holder hereof, for at least six (6) months following the effective date thereof.

              (iv) In the case of the filing of any registration statement, and to the extent permissible under the Act and controlling precedent thereunder, the Company and the holder hereof shall provide cross indemnification agreements to each other in customary scope covering the accuracy and completeness of the information furnished by each.

              (v) The holder of the Warrant agrees to cooperate with the Company in the preparation and filing of any such registration statement or offering statement, and in the furnishing of information concerning the bolder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Act as to any proposed distribution.

              (vi) The Company shall have no obligation under this Section 4 to register any of the shares of the holders if in accordance with Rule 144, promulgated under the Act, the holder may sell all his shares of common stock obtained upon an exercise of this Warrant within ninety (90) days immediately following the request for registration.

5. NOTICES. The Company shall mail to the registered holder of the Warrant, at its last known post office address appearing on the books of the Company, not less than fifteen (15) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Common Stock entitled to dividends (other than cash dividends) or subscription rights, or (b) a record will be taken (or in lieu thereof the transfer books will be closed) for the purpose of determining the holders of Common Stock entitled to notice of and to vote at a meeting of stockholders at which any capital reorganization, reclassification of shares of Common Stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company's assets, shall be considered and acted upon.

6. RESERVATION OF COMMON STOCK. A number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth shall at all times be reserved for the exercise thereof.

7. MISCELLANEOUS. Whenever reference is made herein to the issue or sale of shares of Common Stock, the term "COMMON STOCK" shall include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

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

       Upon written request of the holder of this Warrant, the Company will promptly provide such holder with a then current written list of the names and addresses of all holders of warrants originally issued under the terms of, and concurrent with, this Warrant.

       The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the "holder of" include the immediate holder of shares purchased on the exercise of this Warrant, and the word "holder" shall include the plural thereof. This Warrant shall be interpreted under the laws of the State of New York.

       All shares of Common Stock or other securities issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes in respect of the issuer thereof.

       Notwithstanding anything contained herein to the contrary, the Holder of this Warrant shall not be deemed a stockholder (including, no right to vote on any matters coming, before the shareholders) of the Company for any purpose whatsoever until and unless this Warrant is duly exercised.

IN WITNESS WHEREOF, this Warrant has been duly executed by Elephant & Castle Group Inc. this 17th day of December, 2004.


                                                  ELEPHANT & CASTLE GROUP INC.


                                                  Per:
                                                        ------------------------
                                                        Authorized Signatory















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
                              WARRANT EXERCISE FORM

                   To be signed only upon exercise of Warrant

       The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ of the shares of Common Stock of Elephant & Castle Group Inc. to which such Warrant relates and herewith makes payment of $__________ therefor in cash or by certified check, and requests that such shares be issued and be delivered to, the address for which is set forth below the signature of the undersigned.

Dated:  ____________________



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(Taxpayer's I.D. Number)                                  (Signature)


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                                                 ------------------------------
                                                           (Address)



                           ___________________________



                                 ASSIGNMENT FORM

              To be signed only upon authorized transfer of Warrant

       FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ________________________ the right to purchase shares of Common Stock of Elephant & Castle Group Inc. to which the within Warrant relates and appoints ______________________ attorney, to transfer said right on the books of Elephant & Castle Group Inc. with full power of substitution in the premises.

Dated:  ____________________



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                                                           (Signature)


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                                                 ------------------------------
                                                             (Address)








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